                          CERTIFICATE OF INCORPORATION

                                       of

                           HFS SCANTRON HOLDINGS CORP.

               (Under Section 402 of the Business Corporation Law)

     The undersigned incorporator, a natural person over the age of eighteen years, in order to form a corporation under the Business Corporation Law of the
State of New York (the "Business Corporation Law"), certifies as follows:

     1. Name. The name of the corporation is HFS SCANTRON HOLDINGS CORP. (the
"Corporation").

     2. Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business
Corporation Law. The Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

     3. Office. The office of the Corporation is to be located in the County of
New York, State of New York.

     4. Number of Shares; Preemptive Rights Denied.

          4.1 The aggregate number of shares that the Corporation shall have authority to issue is: two hundred (200), all of which shall be shares of Common
Stock of the par value of one cent ($0.01) each.

          4.2 No holder of shares of the Corporation shall be entitled as of right to subscribe for, purchase or receive any new or additional shares of any class, whether now or hereafter authorized, or any notes, bonds, debentures or other securities

                                                                               2

convertible into, or carrying options or warrants to purchase, shares of any class; but all such new or additional shares of any class, or notes, bonds, debentures or other securities convertible into, or carrying options or warrants to purchase, shares of any class may be issued or disposed of by the Board of
Directors of the Corporation (the "Board") to such persons and on such terms as it, in its absolute discretion, may deem advisable.

          5. Designation of Secretary of State; Mailing Address. The Secretary
of State is designated as the agent of the Corporation upon whom process in any action or proceeding against the Corporation may be served, and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon the Secretary of
State is:

                     2123 Adam Clayton Powell, Jr. Boulevard
                               New York, NY 10027

     6. Limitation of Liability. No director of the Corporation shall have personal liability to the Corporation or its shareholders for damages for any breach of duty as a director, provided that nothing in this Section 6 shall eliminate or limit the liability of any director if a judgment or other final adjudication adverse to such director establishes that such director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that such director personally gained in fact a financial profit or other advantage to which such director was not legally entitled or that such director's acts violated section 719 of the Business Corporation Law.

     7. Indemnification.

          7.1 To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any

                                                                               3

threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or, at the relevant time being or having been such an officer or director, is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including, without limitation, attorneys' fees, disbursements and other charges). Notwithstanding the foregoing, no indemnification shall be made to or on behalf of any director or officer of the Corporation if a judgment or other final adjudication adverse to such director or officer establishes that
(a) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or
(b) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Persons who at the relevant time are not or were not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Section 7.

     7.2 The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including, without limitation, attorneys' fees, disbursements and other charges, incurred in connection with any Proceeding, in

                                                                               4

advance of the final disposition of such Proceeding; provided, however, that, if required by the Business Corporation Law, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

     7.3 A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in section 722 of the Business Corporation Law shall be entitled to indemnification as authorized in such section. Except as provided in the next preceding sentence, any indemnification required or permitted by applicable law or by any provisions of this Certificate of Incorporation, unless ordered by a court, shall be made by the Corporation only if authorized in the specific case:
(a) by the Board acting by a quorum consisting of directors who are not parties to such proceeding upon a finding that the director or officer has met the standard of conduct set forth in section 722, or established pursuant to section
721, as the case may be, of the Business Corporation Law (the "Applicable
Standard"); or (b) if a quorum under clause (a) is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, (1) by the Board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the Applicable Standard has been met by such director or officer,

                                                                               5

or (2) by the shareholders upon a finding that the director or officer has met the Applicable Standard.

     7.4 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 7 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Certificate of Incorporation, the By-laws, any agreement, any vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     7.5 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 7 shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

     7.6 The Corporation shall have the power to purchase and maintain insurance to indemnify (a) itself for any obligation that it incurs as a result of the indemnification of directors and officers under the provisions of this Section 7 or (b) any director or officer in instances in which he or she may be indemnified under the provisions of this Section 7, against any liability asserted, whether or not the Corporation would have the power to indemnify such person against such liability under the laws of the State of New York, subject to the limitations imposed under section 726 of the Business Corporation Law (or any successor section).

                                                                               6

     7.7 To secure payment of any obligation of indemnification or advancement of expenses provided by, or granted pursuant to, this Section 7, the Corporation may create a trust fund, grant a security interest or use other means
(including, without limitation, a letter of credit) to insure the payment of such sums as may become necessary to effect indemnification or advancement of expenses as provided herein.

     7.8 The provisions of this Section 7 shall be a contract between the
Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Section 7 is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such director, officer or other person intend to be legally bound. No repeal or modification of this Section 7 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

     7.9 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 7 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the
Corporation (including its Board, its independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual

                                                                               7

determination by the Corporation (including its Board, its independent legal counsel and its shareholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

     7.10 Any director or officer of the Corporation serving in any capacity (a)
another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or
(b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

     7.11 Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Section 7 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by

                                                                               8

the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

     8. Duration. The duration of the Corporation is to be perpetual.

     IN WITNESS WHEREOF, the undersigned incorporator subscribes this
Certificate and affirms it as true under the penalties of perjury on this 23rd day of April, 2007.

                                        /s/ Lucy S. Popkin
                                        ----------------------------------------
                                        Lucy S. Popkin
                                        1285 Avenue of the Americas
                                        New York, New York 10019-6064